As filed with the Securities and Exchange Commission on January 21, 2009

 Registration No. 333-129248

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ACE AVIATION HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5100 de Maisonneuve Boulevard West
Montreal, Quebec
Canada H4A 3T2
(Address of Registrant's Principal Executive Offices)

ACE Aviation Holdings Inc. Stock Option Plan
(Full Title of Plan)

CT Corporation System
111 Eighth Avenue
New York, New York  10011
(212) 894-8940
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Christopher W. Morgan, Esq. Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, Ontario M5K 1J5 (416) 777-4700	Jean Marc Huot, Esq. Stikeman Elliott LLP 1155 Rene-Levesque Blvd. West Suite 4000 Montreal, Quebec H3B 3V2 (514) 397-3000

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-129248) of ACE Aviation Holdings Inc. (the "Registrant") initially filed with the Securities and Exchange Commission on October 26, 2005 (the "Registration Statement"), which registered the offer and sale of up to 200,000 of the Registrant's Class A Variable Voting Shares to be issued to participants under the Registrant's Stock Option Plan (the "Plan").  This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on January 21, 2009.

ACE AVIATION HOLDINGS INC.

By:		/s/ Brian Dunne
	Name:	Brian Dunne
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 21, 2009.

Signature	Title

*
Robert A. Milton	Chairman, President and Chief Executive Officer

/s/ Brian Dunne
Brian Dunne	Executive Vice President and Chief Financial Officer

*
Bernard Attali	Director

Robert E. Brown	Director

*
Michael M. Green	Director

*
W. Brett Ingersoll	Director

*
Pierre Marc Johnson	Director

Richard H. McCoy	Director

*
David I. Richardson		Director

*
Marvin Yontef		Director

*By:	/s/ Brian Dunne
Brian Dunne
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on January 21, 2009.

MAPLE LEAF HOLDINGS USA INC. (Authorized U.S. Representative)

By:		/s/ Michael Rousseau
	Name:	Michael Rousseau
	Title:	President